                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                             The Pittston Company
            (Exact name of registrant as specified in its charter)

            VIRGINIA                                Issuer:  54-1317776
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                              1801 Bayberry Court
                                P. O. Box 18100
                         Richmond, Virginia 23226-8100
                   (Address of principal executive offices)
                                 ------------

                              The Pittston Company
                   Non-Employee Directors' Stock Option Plan

                            (Full title of the plan)
                                 ------------
                                AUSTIN F. REED
                 Vice President, General Counsel and Secretary
                             The Pittston Company
                              1801 Bayberry Court
                                P. O. Box 18100
                         Richmond, Virginia 23226-8100
                                (804) 289-9600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:

                           Allen C. Goolsby, Esquire
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200
                                 ------------

                                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                              Proposed maximum         Proposed maximum
       Title of securities                 Amount to be        offering price              aggregate                 Amount of
        to be registered                    registered           per share              offering price           registration fee
-----------------------------------------------------------------------------------------------------------------------------------
 Pittston Brink's Group                  294,403 shares          $17.785*               $5,235,957.355*              $1,309.00*
 Common Stock, par value $1.00 per
 share (including associated
 Rights)
===================================================================================================================================
 (*)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices on the New York Stock Exchange on October 1, 2001.
===================================================================================================================================

                             THE PITTSTON COMPANY

     This Registration Statement covers 294,403 additional shares of Pittston Brink's Group common stock, par value $1.00 per share (including associated rights) ("Common Stock"), of The Pittston Company (the "Company"), issuable pursuant to The Pittston Company Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Company initially registered the issuance of 200,000 shares of Common Stock in connection with the Directors' Plan on its Registration Statement on Form S-8 (Registration No. 33-21393) as filed with the Securities and Exchange Commission (the "Commission") on April 22, 1988. The contents of Registration Statement No. 33-21393 are incorporated by reference herein.

     Pursuant to Rule 429, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement for the Directors' Plan also relates to shares of Common Stock registered pursuant to Registration Statement No. 33-21393.


                                      II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by The Pittston Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001; and

          (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

          Additionally incorporated by reference into this Registration Statement is the Description of Common Stock, attached as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission as of December 4, 1995 (Commission File No. 1-9148).

          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

          Certain legal matters regarding shares of Common Stock will be passed upon for the Company by Austin F. Reed, Vice President, General Counsel and Secretary of the Company. Mr. Reed beneficially owns 97,351 shares of Common Stock.

 Item 8.  Exhibits.


          The following exhibits are filed as part of this Registration
          Statement:

 Exhibit No.
-------------

    4.1 Restated Articles of Incorporation of the Company, dated as of March 16, 1998 (incorporated by reference to Articles of Correction of the Company filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q, filed on May 15, 1998 (Commission File No. 1-9148)).

    4.2 Bylaws of the Company, as amended through July 14, 2000 (incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q, filed on August 8, 2000 (Commission File No. 1-9148)).

Exhibit No.
-----------
    4.3 Amended and Restated Rights Agreement, dated as of January 14, 2000 between the Company and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14, 2000 (Commission File No. 1-9148)).

    4.4 Form of Right Certificate for the Brink's Group Rights (incorporated by reference to Exhibit A of Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14, 2000 (Commission File No. 1-9148)).

    4.5 The Pittston Company Non-Employee Directors' Stock Option Plan, as amended and restated as of January 14, 2000 (incorporated by reference to Exhibit 10(e) of the Company's Annual Report on Form 10-K filed on March 24, 2000 (Commission File No. 1-9148)).

    5          Opinion of Austin F. Reed, Esq., regarding Common Stock.

   23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

   23.2        Consent of Independent Auditors.

   24          Powers of Attorney.

                                  SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 27th day of September, 2001.

                              THE PITTSTON COMPANY



                              By: /s/ AUSTIN F. REED
                                  ---------------------------------------------
                                  Austin F. Reed
                                  Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                     Title                          Date
     ---------                     -----                          ----

/s/ MICHAEL T. DAN         Chairman of the Board,           September 27, 2001
----------------------     President and Chief
Michael T. Dan             Executive Officer



/s/ ROBERT T. RITTER       Vice President and Chief         September 27, 2001
----------------------     Financial Officer
Robert T. Ritter           (Principal Financial Officer
                           and Principal Accounting Officer)


*                          Director                         September 27, 2001
----------------------
Roger G. Ackerman


*                          Director                         September 27, 2001
-----------------------
Betty C. Alewine


*                          Director                         September 27, 2001
-----------------------
James R. Barker


*                          Director                         September 27, 2001
-----------------------
Marc C. Breswalsky


*                          Director                         September 27, 2001
-----------------------
James L. Broadhead


*                          Director                         September 27, 2001
-----------------------
William F. Craig


*                          Director                         September 27, 2001
-----------------------
Gerald Grinstein


*                          Director                         September 27, 2001
-----------------------
Ronald M. Gross


*                          Director                         September 27, 2001
-----------------------
Carl S. Sloane



*By: /s/ AUSTIN F. REED
     --------------------------------
     Austin F. Reed, Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No.
-------------

     4.1 Restated Articles of Incorporation of the Company, dated as of March 16, 1998 (incorporated by reference to Articles of Correction of the Company filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q, filed on May 15, 1998 (Commission File No. 1-9148)).

     4.2 Bylaws of the Company, as amended through July 14, 2000 (incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q, filed on August 8, 2000 (Commission File No. 1-9148)).

     4.3 Amended and Restated Rights Agreement, dated as of January 14, 2000 between the Company and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14, 2000 (Commission File No. 1-9148)).

     4.4 Form of Right Certificate for the Brink's Group Rights (incorporated by reference to Exhibit A of Exhibit 1 to the Company's Registration Statement on Form 8-A/A, dated January 14, 2000 (Commission File No. 1-9148)).

     4.5 The Pittston Company Non-Employee Directors' Stock Option Plan, as amended and restated as of January 14, 2000 (incorporated by reference to Exhibit 10(e) of the Company's Annual Report on Form 10-K filed on March 24, 2000 (Commission File No. 1-9148)).

     5         Opinion of Austin F. Reed, Esq., regarding Common Stock.

    23.1 Consent of Austin F. Reed, Esq. (included as part of Exhibit 5 to this Registration Statement).

    23.2       Consent of Independent Auditors.

    24         Powers of Attorney.